Exhibit 99.1

USA Technologies Announces New Credit Facility

MALVERN, Pa. – August 17, 2020 – USA Technologies, Inc. (OTC:USAT) (“USAT” or the “Company”), a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market, announced today that it has entered into a new Credit Agreement with JP Morgan Chase Bank, N.A. The Credit Agreement provides for a $5 million secured revolving credit facility and a $15 million secured term facility, which includes an uncommitted expansion feature that allows USAT to increase the Credit Facility by up to $5 million. The new facility replaces its existing debt facility, which it entered into on October 9, 2019.

The Credit Facility has a three-year maturity. Until December 31, 2021, interest on the Credit Facility will be based, at the Company’s option, on a base rate plus 3.75% or on LIBOR plus 4.75%. Thereafter, the applicable margin will be tied to the Company’s total leverage ratio and having ranges of between 2.75% and 3.75% for base rate loans and between 3.75% and 4.75% for LIBOR loans.

The Company will use the net proceeds to repay all outstanding borrowings under its previous revolving credit facility and plans to use remaining proceeds and available cash for working capital needs and general corporate purposes.

About USA Technologies, Inc.

USA Technologies, Inc. is a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market. USAT is transforming the unattended retail community by offering one integrated solution for payments processing, logistics, and back-office management. The Company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.

Forward-Looking Statements

All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, as they relate to USAT or its management, may identify forward-looking statements. Such forward-looking statements are based on the reasonable beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the uncertainties associated with COVID-19, including its possible effects on USAT’s operations and the demand for USAT’s products and services; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by USAT; or other risks discussed in USAT’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If USAT updates one or more forward-looking statements, no inference should be drawn that USAT will make additional updates with respect to those or other forward-looking statements.

--F-USAT

Media and Investor Relations Contact:
Alicia V. Nieva-Woodgate
USA Technologies
+1 720.808.0086
anievawoodgate@usatech.com